UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 17, 2014

FUHUIYUAN INTERNATIONAL HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Nevada	333-176350	N/A
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Suite 204, 15615 102 Avenue, Edmonton, Alberta Canada	T5P 4X7
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 780.756.1668

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 2.01	Completion of Acquisition or Disposition of Assets

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Item 8.01	Other Events

Sale of Wholly Owned Subsidiary

On January 17, 2014, we entered into and closed a Share Purchase and Sale Agreement dated January 1, 2014 pursuant to which we sold to 4 shareholders of our Company, Stolfin Wong (our then President and Director), Eric Lo (our then Director), Hon Ming Tony Wong, and Willie Chan, 100% of the issued and outstanding securities in our wholly owned subsidiary, KWest Investments & Development Inc. (KWest Alberta), an Alberta corporation. In consideration of the sale of KWest Alberta, the 4 purchasers tendered to our company for cancellation 3,000,000 common shares in our capital stock.

Resignation of Stolfin Wong and Eric Lo

Subsequent to the closing of the transaction, on January 20, 2014, our board of directors accepted the resignations of Stolfin Wong as our President, Treasurer, Secretary and director and Eric Lo, as our director. The resignations were not the result of any disagreements with our company regarding our operations, policies, practices or otherwise.

Appointment of Jinglan Dong and Billy Tung

Concurrent with the resignations of Messrs. Wong and Lo, we appointed Jinglan Dong as our President and Chief Executive Officer and Billy Tung as our Chief Financial Officer, Secretary, Treasurer, and as a director on our board of directors.

Jinglan Dong

Jinglan Dong is an entrepreneur based in Hong Kong. Since 2007, Ms. Dong has served as general manager of Qingdao Fuhuiyuan Investment Co. Ltd. Ms. Dong is 27 years of age and holds a Bachelor’s Degree in International Finance from Shandong Normal University. Ms. Dong has served as a director on our board of directors since October 31, 2013.

Billy Tung

Billy Tung has over 17 years of experience in the field of accounting and finance. He graduated from the University of Wollongong of Australia with a Bachelor’s Degree in Accountancy in 1995. After 7 years of practice as a financial and senior accountant, he obtained his Master of Business Administration degree in 2006 at the Hong Kong Polytechnic University, specializing in the field of China Business Studies. From 2006 onward, Mr. Tung has held various financial positions at the Asia-Pacific divisions of a number of large domestic and international companies.

Our board of directors now consists of three directors, Billy Tung, Bowen Dong and Jinglan Dong. Bowen Dong and Jinglan Dong are husband and wife. There are no other family relationships among our officer or directors.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit	Description
10.1	Share Purchase and Sale Agreement dated January 1, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUHUIYUAN INTERNATIONAL HOLDINGS LIMITED

/s/Jinglan Dong
Jinglan Dong
President and Director

Date: January 21, 2014